UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA		20166-6691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 11, 2012, National Rural Utilities Cooperative Finance Corporation issued a press release announcing its commencement of an offer to exchange (the “Exchange Offer”) up to $300 million aggregate principal amount of its 8.00% Medium Term Notes, Series C, due 2032 for consideration of Collateral Trust Bonds due November 1, 2032 (the “New Bonds”) and cash. A copy of the press release announcing the Exchange Offer is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The New Bonds have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the New Bonds may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 11, 2012, issued by National Rural Utilities Cooperative Finance Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ Steven L. Lilly
Steven L. Lilly
Senior Vice President and Chief Financial Officer

Dated: September 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 11, 2012, issued by National Rural Utilities Cooperative Finance Corporation.